Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No 333-272688 on Form F-4 of our report dated August 9, 2023, relating to the financial statements of Nuvini S.A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU

Auditores Independentes Ltda.

Sao Paulo, Brazil

September 6, 2023